AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SERINA THERAPEUTICS, INC.

Pursuant to Sections 10A-2A-10.06 and 10A-2A-10.07 of the Alabama Business Corporation Law, as amended, the undersigned corporation, Serina Therapeutics, Inc., an Alabama corporation (the “Corporation”), hereby adopts the following Amended and Restated Certificate of Incorporation of the Corporation:

FIRST: The name of the Corporation is “Serina Therapeutics, Inc.”

SECOND: The Certificate of Incorporation of the Corporation, filed in the Office of the Judge of Probate of Madison County, Alabama on October 20, 2006, as amended on November 14, 2006, as further amended on November 2, 2010, as further amended on December 6, 2010, as further amended on April 2, 2014, as further amended on March 18, 2015, as further amended on January 17, 2017, as further amended on May 16, 2017, as further amended on April 12, 2018, and as further amended on June 28, 2019 (the “Certificate of Incorporation”), is hereby amended and restated in its entirety as set forth below:

“1. Name. The name of the corporation formed hereby is Serina Therapeutics, Inc. (the “Corporation”).

2. Purpose. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Alabama Business Corporation Law, as amended, restated, or replaced from time to time from time to time (the “ABCL”). The Corporation shall have and may exercise any and all powers which a corporation incorporated under the ABCL may have and exercise.

3. Capital Stock. The Corporation is authorized to issue two classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 25,000,000 shares, of which 15,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share. Of the 10,000 authorized shares of Preferred Stock, 400,000 shares are designated as “Series A Preferred Stock”, 300,000 shares are designated as “Series A-1 Preferred Stock”, 1,122,077 shares are designated as “Series A-2 Preferred Stock”, 499,200 shares are designated as “Series A-3 Preferred Stock”, 718,997 shares are designated as “Series A-4 Preferred Stock”, 2,000,000 shares are designated as “Series A-5 Preferred Stock”, and the balance is available for designation by the board of directors of the Corporation (the “Board”).

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(a)	COMMON STOCK.

(i) General. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board with respect to any series of Preferred Stock as authorized herein.

(ii) Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock on all matters that may be submitted to the holders of Common Stock of the Corporation. Except as specifically provided in the Certificate of Incorporation of the Corporation (the “Certificate”) or as provided by non-waivable provisions of the ABCL, the holders of Common Stock shall vote together with (I) the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock on an as if converted basis in accordance with the first sentence of Section 3(c)(iii), and (II) with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

(iii) Dividend Rights. Subject to Section 3(c)(i), the holders of the Common Stock shall be entitled to receive, out of any funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board.

(iv) Liquidation Rights. Upon a Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)) of the Corporation, the assets of the Corporation shall be distributed as provided in Section 3(c)(ii).

(v) Redemption. The holders of Common Stock do not have any redemption rights.

(b) PREFERRED STOCK.

(i) Issuance and Reissuance. Subject to the provisions of Section 3(c)(v), Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided.

(ii) Blank Check Preferred. Subject to the provisions of Section 3(c)(v), authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualification, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the ABCL. Without limiting the generality of the foregoing, and subject to the rights of any series of Preferred Stock and the provisions of Section 3(c)(v) then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

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(c) SERIES A PREFERRED STOCK; SERIES A-1 PREFERRED STOCK; SERIES A-2 PREFERRED STOCK; SERIES A-3 PREFERRED STOCK; SERIES A-4 PREFERRED STOCK; AND SERIES A-5 PREFERRED STOCK. The Series A Preferred Stock, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Series A-4 Preferred Stock, and the Series A-5 Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications, and limitations.

(i) Dividends.

(A) Series A Preferred Stock Dividends. From the date of the issuance of any shares of Series A Preferred Stock until June 30, 2019, dividends at the rate per annum of 6% of the “Series A Preferred Stock Original Issue Price” (hereinafter defined) shall accrue on each outstanding share of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A Preferred Stock Accruing Dividends”). The “Series A Preferred Stock Original Issue Price” of the Series A Preferred Stock shall be $5.00 per share. Series A Preferred Stock Accruing Dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365-day year and shall be cumulative; provided, however, that except as set forth in Section 3(c)(i)(G) or in Section 3(c)(ii), the Corporation shall be under no obligation to pay such Series A Preferred Stock Accruing Dividends. The Series A Preferred Stock shall not accrue dividends after June 30, 2019.

(B) Series A-1 Preferred Stock Dividends. From the date of the issuance of any shares of Series A-1 Preferred Stock until June 30, 2019, dividends at the rate per annum of 6% of the “Series A-1 Preferred Stock Original Issue Price” (hereinafter defined) shall accrue on each outstanding share of Series A-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A-1 Preferred Stock Accruing Dividends”). The “Series A-1 Preferred Stock Original Issue Price” of the Series A-1 Preferred Stock shall be $6.66 per share. Series A-1 Preferred Stock Accruing Dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365-day year and shall be cumulative; provided, however, that except as set forth in Section 3(c)(i)(G) or in Section 3(c)(ii), the Corporation shall be under no obligation to pay such Series A-1 Preferred Stock Accruing Dividends. The Series A-1 Preferred Stock shall not accrue dividends after June 30, 2019.

(C) Series A-2 Preferred Stock Dividends. From the date of the issuance of any shares of Series A-2 Preferred Stock until June 30, 2019, dividends at the rate per annum of 6% of the “Series A-2 Preferred Stock Original Issue Price” (hereinafter defined) shall accrue on each outstanding share of Series A-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (the “Series A-2 Preferred Stock Accruing Dividends”). The “Series A-2 Preferred Stock Original Issue Price” of the Series A-2 Preferred Stock shall be $9.93793 per share. Series A-2 Preferred Stock Accruing Dividends shall accrue from day to day, whether or not declared, shall compound annually, shall be calculated on the basis of a 365-day year and shall be cumulative; provided, however, that except as set forth in Section 3(c)(i)(G) or in Section 3(c)(ii), the Corporation shall be under no obligation to pay such Series A-2 Preferred Stock Accruing Dividends. The Series A-2 Preferred Stock shall not accrue dividends after June 30, 2019.

(D) Series A-3 Preferred Stock Dividends. The Series A-3 Preferred Stock shall not accrue dividends.

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(E) Series A-4 Preferred Stock Dividends. The Series A-4 Preferred Stock shall not accrue dividends.

(F) Series A-5 Preferred Stock Dividends. The Series A-5 Preferred Stock shall not accrue dividends.

(G) The Corporation shall be permitted, upon receiving the affirmative approval of a majority of the holders of Preferred Stock of the Corporation, with each class of Preferred Stock voting as a separate voting group, to make a distribution to the stockholders of the Corporation (the “Stockholders”), even though: (I) the holders of Series A Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A Preferred Stock; (II) the holders of Series A-1 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-1 Preferred Stock; (III) the holders of Series A-2 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-2 Preferred Stock; (IV) the holders of Series A-3 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-3 Preferred Stock; (V) the holders of Series A-4 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-4 Preferred Stock; and (VI) the holders of Series A-5 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-5 Preferred Stock.

(ii) Liquidation, Dissolution or Winding-Up; Certain Mergers, Consolidations and Asset Sales.

(A) Liquidation Preference.

(I) Preferential Payments to Holders of Series A Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to the Series A Preferred Stock Original Issue Price, plus any Series A Preferred Stock Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A Preferred Stock Liquidation Preference”).

(II) Preferential Payments to Holders of Series A-1 Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A-1 Preferred Stock by reason of their ownership thereof, an amount equal to the Series A-1 Preferred Stock Original Issue Price, plus any Series A-1 Preferred Stock Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A-1 Preferred Stock Liquidation Preference”).

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(III) Preferential Payments to Holders of Series A-2 Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A-2 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A-2 Preferred Stock by reason of their ownership thereof, an amount equal to the Series A-2 Preferred Stock Original Issue Price, plus any Series A-2 Preferred Stock Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Series A-2 Preferred Stock Liquidation Preference”).

(IV) Preferential Payments to Holders of Series A-3 Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A-3 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A-3 Preferred Stock by reason of their ownership thereof, an amount equal to the Series A-3 Preferred Stock Original Issue Price, plus any other dividends declared but unpaid thereon (the “Series A-3 Preferred Stock Liquidation Preference”). The Series A-3 Preferred Stock Original Issue Price of the Series A-3 Preferred Stock shall be $12.50.

(V) Preferential Payments to Holders of Series A-4 Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A-4 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A-4 Preferred Stock by reason of their ownership thereof, an amount equal to the Series A-4 Preferred Stock Original Issue Price, plus any other dividends declared but unpaid thereon (the “Series A-4 Preferred Stock Liquidation Preference”). The “Series A-4 Preferred Stock Original Issue Price” of the Series A-4 Preferred Stock shall be $13.00 per share.

(VI) Preferential Payments to Holders of Series A-5 Preferred Stock. In the event of any Deemed Liquidation Event (as defined in Section 3(c)(ii)(C)), the holders of shares of Series A-5 Preferred Stock then outstanding shall be entitled to be paid out of the assets available for distribution to the Stockholders, before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A-5 Preferred Stock by reason of their ownership thereof, an amount equal to the Series A-5 Preferred Stock Original Issue Price, plus any other dividends declared but unpaid thereon (the “Series A-5 Preferred Stock Liquidation Preference.”) The “Series A-5 Preferred Stock Original Issue Price” of the Series A-5 Preferred Stock shall be $13.00 per share.

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(VII) Parity of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock. The Series A Preferred Stock Liquidation Preference, the Series A-1 Preferred Stock Liquidation Preference, the Series A-2 Preferred Stock Liquidation Preference, the Series A-3 Preferred Stock Liquidation Preference, the Series A-4 Preferred Stock Liquidation Preference, and the Series A-5 Preferred Stock Liquidation Preference shall be on parity with one another. If upon any such Deemed Liquidation Event the remaining assets available for distribution to the Stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock then outstanding and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall share in any distribution of the remaining assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(B) Distribution of Remaining Assets. After the payment of all preferential amounts required to be paid to the holders of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to the Common Stock, the remaining assets available for distribution to the Stockholders shall be distributed among the holders of the shares of Common Stock pro rata based on the number of shares of Common Stock held by each such holder.

(C) Deemed Liquidation Events. For purposes of this Section 3(c)(ii), the term “Deemed Liquidation Event” shall mean the following, unless the holders of at least 60% of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, acting as a single class of stock, on an as if converted basis in accordance with the first sentence of Section 3(c)(iii), elect that such event shall not be a Deemed Liquidation Event by written notice given to the Corporation at least 10 days prior to the effective date of any such event:

(I) the consummation of a plan of merger or conversion in accordance with Section 10A-1-8.01 et. seq., a plan of conversion in accordance with Section 10A-2A-9.01 et. seq., or a plan of merger or stock exchange in accordance with Section 10A-2A-11.01 et. seq. of the ABCL, except any such merger, conversion, or stock exchange involving the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger, conversion, or stock exchange continue to represent, or are converted or exchanged for shares of capital stock or other equity ownership interests which represent, immediately following such merger, stock exchange or conversion at least a majority, by voting power, of the capital stock or other equity ownership interests of the surviving or resulting Corporation or other business entity; provided that, for the purpose of this Section 3(c)(ii)(C)(I), all shares of Common Stock issuable upon exercise of options outstanding immediately prior to such merger, stock exchange or conversion shall be deemed to be outstanding immediately prior to such merger, stock exchange or conversion and, if applicable, converted or exchanged in such merger, stock exchange or conversion on the same terms as the actual outstanding share of Common Stock are converted or exchanged; or

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(II) the sale, lease, exchange, license, or other disposal, in a single transaction or series of related transactions, of all, or substantially all, of the Corporation’s property (with or without good will), other than in the usual and regular course of business in accordance with Section 10A-2A-12.02 of the ABCL; or

(III) dissolution of the Corporation in accordance with Section 10A-2A-14.02 of the ABCL, or liquidation or winding-up or the business and affairs of the Corporation; or

(IV) the sale, lease, exchange, license, or other disposal, other than in the usual and regular course of business, of all, or substantially all, of the intellectual property of the Corporation in a single transaction or a series of related transactions.

(D) The Corporation shall be permitted, upon receiving the affirmative approval of a majority of the holders of Preferred Stock of the Corporation, with each class of Preferred Stock voting as a separate voting group, to make a distribution to the Stockholders, even though: (I) the holders of Series A Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A Preferred Stock; (II) the holders of Series A-1 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-1 Preferred Stock; (III) the holders of Series A-2 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-2 Preferred Stock; (IV) the holders of Series A-3 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-3 Preferred Stock; (V) the holders of Series A-4 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-4 Preferred Stock; and (VI) the holders of Series A-5 Preferred Stock have not received distributions sufficient to satisfy their preferential rights as holders of Series A-5 Preferred Stock.

(iii) Voting. Except as specifically provided in the Certificate, or as provided by non-waivable provisions of the ABCL, on any matter presented to the Stockholders for their action or consideration at any meeting of the Stockholders, each holder of outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock held by such holder are convertible as of the record date for determining Stockholders entitled to vote on such matter. Except as specifically provided in the Certificate or by non-waivable provisions of the ABCL, holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall vote, on an as if converted basis in accordance with the first sentence of this Section 3(c)(iii), together with the holders of Common Stock, and with the holders of any other series of Preferred Stock the terms of which so provide, as a single class.

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(iv) Optional Conversion. The holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(A) Right to Convert.

(I) Series A Preferred Stock. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.00 by the Series A Preferred Stock Conversion Price in effect at the time of conversion. The Series A Preferred Stock Conversion Price shall initially be equal to the Series A Preferred Stock Original Issue Price; provided, however, such initial Series A Preferred Stock Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

(II) Series A-1 Preferred Stock. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.66 by the Series A-1 Preferred Stock Conversion Price in effect at the time of conversion. The Series A-1 Preferred Stock Conversion Price shall initially be equal to the Series A-1 Preferred Stock Original Issue Price; provided, however, such initial Series A-1 Preferred Stock Conversion Price, and the rate at which shares of Series A-1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

(III) Series A-2 Preferred Stock. Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.93793 by the Series A-2 Preferred Stock Conversion Price in effect at the time of conversion. The Series A-2 Preferred Stock Conversion Price shall initially be equal to the Series A-2 Preferred Stock Original Issue Price; provided, however, such initial Series A-2 Preferred Stock Conversion Price, and the rate at which shares of Series A-2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

(IV) Series A-3 Preferred Stock. Each share of Series A-3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $12.50 by the Series A-3 Preferred Stock Conversion Price in effect at the time of conversion. The Series A-3 Preferred Stock Conversion Price shall initially be equal to the Series A-3 Preferred Stock Original Issue Price; provided, however, such initial Series A-3 Preferred Stock Conversion Price, and the rate at which shares of Series A-3 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

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(V) Series A-4 Preferred Stock. Each share of Series A-4 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $13.00 by the Series A-4 Preferred Stock Conversion Price in effect at the time of conversion. The Series A-4 Preferred Stock Conversion Price shall initially be equal to the Series A-4 Preferred Stock Original Issue Price; provided, however, such initial Series A-4 Preferred Stock Conversion Price, and the rate at which shares of Series A-4 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

(VI) Series A-5 Preferred Stock. Each share of Series A-5 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $13.00 by the Series A-5 Preferred Stock Conversion Price in effect at the time of conversion. The Series A-5 Preferred Stock Conversion Price shall initially be equal to the Series A-5 Preferred Stock Original Issue Price; provided, however, such initial Series A-5 Preferred Stock Conversion Price, and the rate at which shares of Series A-5 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 3(c)(iv).

(B) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board.

(C) Mechanics of Conversion.

(I) In order for a holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock to voluntarily convert such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock, at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by Corporation of such certificates shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time, issue and deliver at such principal office of the Corporation to such holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock or to his, her or its nominee, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

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(II) The Corporation shall at all times when the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock shall be outstanding, reserve and keep available out of the authorized but unissued stock of the Corporation, for the purpose of effecting the conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock such number of the Corporation’s duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase the Corporation’s authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(III) All shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive accrued dividends, notices, and to vote, shall immediately cease and terminate at the Conversion Time, subject only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Upon any such conversion, no adjustment to the Series A Preferred Stock Conversion Price, Series A-1 Preferred Stock Conversion Price, Series A-2 Preferred Stock Conversion Price, Series A-3 Preferred Stock Conversion Price, Series A-4 Preferred Stock Conversion Price, and Series A-5 Preferred Stock Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

(D) Adjustments to Series A Preferred Stock Conversion Price, Series A-1 Preferred Stock Conversion Price, Series A-2 Preferred Stock Conversion Price, Series A-3 Preferred Stock Conversion Price, Series A-4 Preferred Stock Conversion Price, and Series A-5 Preferred Stock Conversion Price.

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(I) Adjustments for Stock Dividends, Subdivisions, Combinations or Consolidations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock dividends, splits, or otherwise), into a greater number of shares of Common Stock, the Series A Preferred Stock Conversion Price, Series A-1 Preferred Stock Conversion Price, Series A-2 Preferred Stock Conversion Price, Series A-3 Preferred Stock Conversion Price, Series A-4 Preferred Stock Conversion Price, and Series A-5 Preferred Stock Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Series A Preferred Stock Conversion Price, Series A-1 Preferred Stock Conversion Price, Series A-2 Preferred Stock Conversion Price, Series A-3 Preferred Stock Conversion Price, Series A-4 Preferred Stock Conversion Price, and Series A-5 Preferred Stock Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(II) Adjustments for Other Distributions. In each event in which the Corporation, at any time or from time to time, makes or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities or assets of the Corporation other than shares of Common Stock, provision shall be made so that the holders of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or assets of the Corporation which they would have received had their Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock been converted into Common Stock on such record date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(c)(iv)(D) with respect to the rights of the holders of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock.

(III) Adjustments for Reclassification, Exchange, and Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event the holder of each share of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock immediately before that change, all subject to further adjustment as provided herein.

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(IV) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 3(c)(iv)(D), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, or Series A-5 Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Preferred Stock Conversion Price, the Series A-1 Preferred Stock Conversion Price, the Series A-2 Preferred Stock Conversion Price, the Series A-3 Preferred Stock Conversion Price, the Series A-4 Preferred Stock Conversion Price, and the Series A-5 Preferred Stock Conversion Price, as the case may be, at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock.

(v) Protective Provisions.

(A) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at 60% of the outstanding shares of Series A Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A Preferred Stock as set forth in the Certificate.

(B) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A-1 Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Series A-1 Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A-1 Preferred Stock as set forth in the Certificate.

(C) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A-2 Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Series A-2 Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A-2 Preferred Stock as set forth in the Certificate.

(D) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A-3 Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Series A-3 Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A-3 Preferred Stock as set forth in the Certificate.

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(E) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A-4 Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Series A-4 Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A-4 Preferred Stock as set forth in the Certificate.

(F) In addition to any other rights provided by non-waivable provisions of the ABCL, so long as any shares of Series A-5 Preferred Stock shall remain outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 60% of the outstanding shares of Series A-5 Preferred Stock, voting or consenting together as a separate class, alter or change the rights, preferences, or privileges of the Series A-5 Preferred Stock as set forth in the Certificate.

(vi) Mandatory Conversion.

(A) Upon the occurrence of any of the following, all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, and Series A-4 Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series A Preferred Stock Conversion Price, Series A-1 Preferred Stock Conversion Price, Series A-2 Preferred Stock Conversion Price, Series A-3 Preferred Stock Conversion Price, Series A-4 Preferred Stock Conversion Price, and Series A-5 Preferred Stock Conversion Price, as applicable: (1) the closing of the sale of shares of Common Stock to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $160 million of proceeds to the Corporation, net of the underwriting discount and commissions (a “Qualifying Public Offering”) or (2) the affirmative vote of at least 60% of the outstanding shares of Series A Preferred Stock, 60% of the outstanding shares of Series A-1 Preferred Stock, 60% of the outstanding shares of Series A-2 Preferred Stock, 60% of the outstanding shares of Series A-3 Preferred Stock, 60% of the outstanding shares of Series A-4 Preferred Stock, and 60% of the outstanding shares of Series A-5 Preferred Stock, with each such series of Preferred Stock voting as a separate class.

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(B) All holders of record of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall be given written notice of the effective date of any mandatory conversion pursuant to Section 3(c)(vi)(A) above (the “Mandatory Conversion Date”) and the place designated for mandatory conversion of all such shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, pursuant to this Section 3(c)(vi)(B). Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock. Upon receipt of such notice, each holder of shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and/or Series A-5 Preferred Stock shall surrender his, her or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 3(c)(vi). On the Mandatory Conversion Date, all outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock so converted, including the rights, if any, to receive accrued dividends, notices and to vote (other than as a holder of Common Stock), will terminate, except for the rights of the holders thereof, upon surrender of their certificate for certificates therefore, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon (as opposed to, as the case may be, Series A Preferred Stock Accruing Dividends, Series A-1 Preferred Stock Accruing Dividends, or Series A-2 Preferred Stock Accruing Dividends). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, on his, her or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Section 3(c)(iv)(B) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(C) All certificates evidencing shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, Series A-4 Preferred Stock, and Series A-5 Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(vii) Waiver.

(A) Any of the rights, powers, or preferences of the holders of Series A Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A Preferred Stock then outstanding, consenting or voting as a separate class.

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(B) Any of the rights, powers, or preferences of the holders of Series A-1 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A-1 Preferred Stock then outstanding, consenting or voting as a separate class.

(C) Any of the rights, powers, or preferences of the holders of Series A-2 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A-2 Preferred Stock then outstanding, consenting or voting as a separate class.

(D) Any of the rights, powers, or preferences of the holders of Series A-3 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A-3 Preferred Stock then outstanding, consenting or voting as a separate class.

(E) Any of the rights, powers, or preferences of the holders of Series A-4 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A-4 Preferred Stock then outstanding, consenting or voting as a separate class.

(F) Any of the rights, powers, or preferences of the holders of Series A-5 Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of at least 60% of the shares of Series A-5 Preferred Stock then outstanding, consenting or voting as a separate class.

4. No Preemptive Rights. The Stockholders do not have any preemptive rights to purchase shares of any class of capital stock of the Corporation, whether now or hereafter authorized, including treasury shares.

5. Directors. The number of directors shall be one or more, as specified in the bylaws of the corporation. The bylaws may establish a variable range for the size of the Board by fixing a minimum and a maximum number of directors. The number of directors may be fixed or changed from time to time, within the minimum and maximum, by the directors. The directors shall have the right to fill any vacancy occurring in the Board, whether resulting from an increase in the number of directors or otherwise.

6. Changes to Bylaws. The Board is empowered to make, alter, or repeal the bylaws of the Corporation.

7. Written Ballot Not Required. The election of directors need not be conducted by written ballot except as and to the extent provided in the bylaws of the Corporation.

8. No Cumulative Voting. The Stockholders shall not be entitled to cumulative voting in the elections of directors

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9. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or its Stockholders; (iii) a violation of Section 10A-2A-8.32 of the ABCL, as the same exists or may be hereafter amended; (iv) an intentional violation of criminal law; or (v) a breach of the director’s duty of loyalty to the Corporation or its Stockholders. If the ABCL is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the full extent permitted by the ABCL, as amended. Any repeal or modification of this Section 9 shall be prospective only and shall not nullify or impair the limitations contained herein with respect to the personal liability of the directors of the Corporation arising from acts or omissions occurring prior to such repeal or modification.

10. Indemnification. The Corporation may indemnify, and in connection with such indemnification shall (subject to any conditions set forth in the Corporation’s bylaws) advance expenses to, any person who is or was a director, officer, employee or agent of the Corporation, and any person who is or was serving at the request of the Corporation as a director, officer, employee, manager, trustee, or agent of another corporation, partnership, limited partnership, limited liability company, joint venture, trust or other enterprise, to the fullest extent permitted by law, including without limitation the ABCL. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of this Section of the Certificate, then the Corporation may indemnify such persons to the fullest extent permitted by law as or in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought. The indemnification and advancement of expenses pursuant to this Section of the Certificate shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under the Certificate, the bylaws, any separate contract or agreement or applicable law.

11. Changes to Certificate of Incorporation. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in the Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

12. Governed by Title 10A, Chapter 2A. The Corporation hereby elects, effective January 1, 2020, to be governed by Title 10A, Chapter 2A, as such may be amended from time to time, and any successor statutes thereto.

13. Notices. Notices to directors of the Corporation may be delivered by electronic transmission, and notices to Stockholders may be delivered by electronic transmission.

14. Forum Selection.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any “internal corporate claim” (as defined in Section 14(b)), shall be the Circuit Court of Madison County, Alabama (or, if the Circuit Court of Madison County does not have jurisdiction, another circuit court of the State of Alabama, or, if no circuit court of the State of Alabama has jurisdiction, the federal district court for the Northern District of Alabama sitting in Madison County, Alabama).

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(b) “Internal corporate claim” means, for the purposes of this Section 14, (i) any claim that is based upon a violation of a duty under the laws of this state by a current or former director, officer, or stockholder in their capacities as such, (ii) any derivative action or proceeding brought on behalf of the Corporation, (iii) any action asserting a claim arising pursuant to any provision of the ABCL or the Certificate or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine that is not included in (i) through (iii) above.

(c) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to (i) the provisions of this Section 14 and (ii) the exercise of personal jurisdiction over such person by the Circuit Court of Madison County, Alabama (or if the Circuit Court of Madison County does not have subject matter jurisdiction, another circuit court of the State of Alabama, or if no circuit court of the State of Alabama has subject matter jurisdiction, the federal district court for the Northern District of Alabama sitting in Madison County, Alabama) in any proceeding related to any internal corporate claim.

15. Special Meetings of the Stockholders. Subject to the rights specifically granted in writing to the holders of any class or series of share in this Certificate, or in a separate agreement with those holders of that class or series of shares, or as required by nonwaivable provisions of the ABCL, special meetings of the stockholders may be called only by the Board.”

THIRD: This Amended and Restated Certificate of Incorporation consolidates all prior amendments to the Certificate of Incorporation into a single document.

FOURTH: This Amended and Restated Certificate of Incorporation includes the following new amendments to the Certificate of Incorporation: (i) an increase in the number of shares of Preferred Stock designated as “Series A-5 Preferred Stock” from 1,500,000 shares to 2,000,000 shares, and (ii) the addition of the provisions set forth in Sections 6, 7, 8, 10, 11, 13, 14, and 15 above.

FIFTH: This Amended and Restated Certificate of Incorporation was authorized, approved, and adopted by the Board and the stockholders of the Corporation as of December 3, 2019 but made effective January 1, 2020, pursuant to a meeting in accordance with the provisions of the ABCL (the “Meeting”).

SIXTH: The number of outstanding shares of Common Stock of the Corporation at the time of such adoption was 2,144,800 and 2,144,800 votes were entitled to be voted thereon, of which 1,850,000 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A Preferred Stock of the Corporation at the time of such adoption was 400,000 and 400,000 votes were entitled to be voted thereon, of which 398,000 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A-1 Preferred Stock of the Corporation at the time of such adoption was 300,000 and 300,000 votes were entitled to be voted thereon, of which 296,400 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A-2 Preferred Stock of the Corporation at the time of such adoption was 1,122,077 and 1,122,077 votes were entitled to be voted thereon, of which 936,911 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A-3 Preferred Stock of the Corporation at the time of such adoption was 499,200 and 499,200 votes were entitled to be voted thereon, of which 463,600 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A-4 Preferred Stock of the Corporation at the time of such adoption was 718,997 and 718,997 votes were entitled to be voted thereon, of which 673,383 votes were indisputably represented at the Meeting. The number of outstanding shares of Series A-5 Preferred Stock of the Corporation at the time of such adoption was 273,157 and 273,157 votes were entitled to be voted thereon, of which 273,157 votes were indisputably represented at the Meeting.

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SEVENTH: The total number of shares of Common Stock voted for this Amended and Restated Certificate of Incorporation was 1,815,000, which was sufficient for approval. The total number of shares of Series A Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 398,000, which was sufficient for approval. The total number of shares of Series A-1 Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 296,400, which was sufficient for approval. The total number of shares of Series A-2 Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 863,434, which was sufficient for approval. The total number of shares of Series A-3 Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 453,200, which number was sufficient for approval. The total number of shares of Series A-4 Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 666,337, which was sufficient for approval. The total number of shares of Series A-5 Preferred Stock voted for this Amended and Restated Certificate of Incorporation was 261,618, which was sufficient for approval.

IN WITNESS WHEREOF, the undersigned, in his capacity as the President and Chief Executive Officer of the Corporation, executed this Amended and Restated Certificate of Incorporation as of January 1, 2020.

SERINA THERAPEUTICS, INC.,
an Alabama Corporation

By:	/s/ Randall Moreadith
Randall Moreadith
As its President and Chief Executive Officer

This instrument prepared by:

Daniel S. Culpepper

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West, Suite 900

Huntsville, Alabama 35801

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CERTIFICATE OF DESIGNATION

OF SERIES A-5 PREFERRED STOCK OF

SERINA THERAPEUTICS, Inc.

(Pursuant to Section 10A-2A-6.02 of the Alabama Business Corporation Law)

The undersigned, Randall Moreadith, in accordance with the provisions of Section 10A-2A-6.02 of the Alabama Business Corporation Law (the “ABCL”), hereby certifies:

(a) That he is the duly elected President and Chief Executive Officer of Serina Therapeutics, Inc., an Alabama corporation (the “Corporation”);

(b) Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Corporation’s certificate of incorporation, filed on October 20, 2006, as amended on November 14, 2006, as further amended on November 2, 2010, as further amended on December 6, 2010, as further amended on April 2, 2014, as further amended on March 18, 2015, as further amended on January 17, 2017, as further amended on May 16, 2017, as further amended on April 12, 2018, as further amended on June 28, 2019, as amended and restated on January 7, 2020 (hereinafter referred to as the “Amended and Restated Certificate of Incorporation”);

(c) That on February 10, 2020, the Board of Directors of the Corporation, acting pursuant to the authority conferred upon the Board of Directors by Section 3(b)(ii) of Corporation’s Amended and Restated Certificate of Incorporation and in accordance with Section 10A-2A-6.02 of the ABCL, adopted the following resolutions, effective as of February 10, 2020, to designate an additional 2,620,000 shares of the authorized and undesignated shares of the Corporation’s Preferred Stock as Series A-5 Preferred Stock, thereby increasing the total number of authorized shares of Series A-5 Preferred Stock to 4,620,000 shares:

“RESOLVED, that the Board of Directors deems it desirable and in the best interest of the Corporation to designate an additional 2,620,000 shares of the authorized and undesignated shares of Preferred Stock of the Corporation as Series A-5 Preferred Stock, thereby increasing the total number of authorized shares of Series A-5 Preferred Stock from 2,000,000 to 4,620,000, which increase shall be effectuated by the filing of a Certificate of Designation of Series A-5 Preferred Stock;

RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors in accordance with Section 3(b)(ii) of the Corporation’s Amended and Restated Certificate of Incorporation, and in accordance with Section 10A-2A-6.02 of the Alabama Business Corporation Law (the “ABCL”), the Board of Directors hereby designates an additional 2,620,000 shares of the authorized and undesignated shares of Preferred Stock as Series A-5 Preferred Stock, thereby increasing the total number of authorized shares of Series A-5 Preferred Stock to 4,620,000;

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RESOLVED, that the officers of the Corporation are hereby authorized and directed to prepare and file a Certificate of Designation of Series A-5 Preferred Stock in accordance with the foregoing resolution and the provisions of the ABCL and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution;”.

I have executed this Certificate of Designation of Series A-5 Preferred Stock and do hereby affirm the foregoing as true under the penalties of perjury as of the 10th day of February, 2020.

/s/ Randall Moreadith
Randall Moreadith
President and Chief Executive Officer

This instrument prepared by:

Daniel S. Culpepper

Bradley Arant Boult Cummings LLP

200 Clinton Avenue West, Suite 900

Huntsville, Alabama 35801

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